Exhibit 10.6

LEASE AGREEMENT

THIS LEASE (“Lease”) is made this 15th day of January, 2011, between FLEMINGTON MALL, LLC, a New Jersey Limited Liability Company, whose address is c/o Eastern States Properties, LLC, 6 Colonial Lake Drive, Suite D, Lawrenceville, NJ 08648 (“Landlord”) and SPEECHSWITCH, INC., t/a “GREENSMART,” a New Jersey corporation (publicly traded-OTC Pink Sheets:sswc), whose address is 6 Minneakoning Road, Flemington, NJ 08822 (“Tenant”).

WITNESSETH:

WHEREAS, Landlord desires to lease to Tenant and Tenant desires to rent from Landlord a portion of the retail space at the Flemington Mall located at Lot 1 in Block 38, as designated on the tax maps of Raritan Township, Hunterdon County, New Jersey, also known as 325 U.S. Route 202, Flemington, New Jersey 08822 (“Shopping Center”), such portion being designated by Landlord as Space No. 4A, as depicted on the site plan for the Shopping Center attached hereto as Exhibit A and which consists of approximately 2,375 square feet and is more particularly shown on a store layout plan attached hereto as Exhibit B (“Premises”); and

WHEREAS, Landlord and Tenant have reached agreement on the terms and conditions for the use and occupancy of the Premises.

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained and for other good and valuable consideration, the parties agree as follows:

1.
USE OF PREMISES. Tenant shall use and occupy the Premises solely as and for the purpose of selling retail consumer products having environmental attributes, sometimes referred to in the market as “green products,” such as solar-powered products, biodegradable products, recycled products and service contracts for the said product types provided that Tenant shall first obtain all licenses, permits and approvals required to conduct, operate or maintain such principal and incidental uses on the Premises and shall abide by all applicable law.  Notwithstanding the foregoing or anything else contained herein to the contrary, Tenant agrees not to interfere with or frustrate any exclusive use rights held by other tenants at the Shopping Center.  A list of other tenant exclusives at the Shopping Center is attached hereto as Exhibit C.

2.
TERM. The term of this Lease shall be five years (“Term”), which shall commence four months following the  “Delivery Date”, as such term is defined in Article 9, (“Commencement Date”).  Tenant may renew this Lease upon the expiration of the Term and extend this Lease for an additional five years, which term shall commence on the last day of the Term and terminate five years thereafter (“Option Term”), upon the same terms, covenants and conditions as are contained in this Lease, with Fixed Rent being adjusted accordingly, as set forth in Section 3 in the table labeled “Fixed Rent Schedule – Option Term” provided that Tenant shall first give written notice of Tenant’s decision to exercise its right to renew this Lease for the Option Term to Landlord at least 90 days prior to the expiration of the Term and shall not be in default hereunder beyond any applicable grace period at the time such notice is served.  If Tenant shall fail to serve the aforesaid notice upon Landlord within the prescribed period, Tenant shall forfeit and waive any and all rights that Tenant may have under this Article to renew the Lease.

3.
RENT. Tenant shall pay Landlord annual rent for the Premises (“Fixed Rent”) beginning on the Commencement Date payable in equal monthly installments.  If the Commencement Date is any day other than the first day of a calendar month, the first Lease Year or “Year 1” of the Term shall be the period of time from the Commencement Date until the end of the month in which said Commencement Date shall occur plus twelve (12) calendar months.  Each Lease Year thereafter shall be a successive period of twelve (12) calendar months.  Annual Fixed Rent and the monthly installments that shall become due and payable during the Term and the Option Term, if any, are set forth in the tables below.

FIXED RENT SCHEDULE – TERM
Lease Year	Annual Rent	Monthly Installment
Year 1	$64,125.00	$5,343.75
Year 2	$64,125.00	$5,343.75
Year 3	$66,500.00	$5,541.66
Year 4	$66,500.00	$5,541.66
Year 5	$66,500.00	$5,541.66

FIXED RENT SCHEDULE – OPTION TERM
Lease Year	Annual Rent	Monthly Installment
Year 1	$73,625.00	$6,135.42
Year 2	$73,625.00	$6,135.42
Year 3	$73,625.00	$6,135.42
Year 4	$73,625.00	$6,135.42
Year 5	$73,625.00	$6,135.42

Each monthly installment of Fixed Rent shall be due and payable in advance on the first day of each month throughout the Term.  Fixed Rent for any partial calendar month shall be prorated on a per diem basis.  If Fixed Rent has not been paid by the 10th day of any month for which Fixed Rent is due and payable, Landlord may assess a late charge of $250.00.  Each and every such late charge and every other charge, fee or assessment that shall become due and payable hereunder, except Fixed Rent, and any tax, fee or penalty for which Landlord may be held liable on account of Tenant, including, without limitation all taxes, fees and/or penalties referred to in Section 10(B) and Article 28 shall be deemed to be “Additional Rent.”

4.	OPERATING EXPENSES.

(A)
Tenant shall pay Landlord without demand, deduction or setoff, and in addition to Fixed Rent, Tenant's proportionate share (“Tenant’s Share”) of all costs incurred by Landlord in maintaining, repairing, owning, managing, operating and insuring the Common Areas and all other portions of the Shopping Center that are the responsibility of Landlord hereunder ("Operating Costs"), which shall include, without limitation, any and all costs and expenses for (i) Taxes (as defined in Section 5), (ii) landscaping, (iii) painting, (iv) snow and leaf removal, (v) cleaning and sanitation, (vi) lighting, (vii) garbage collection (unless paid for directly by Tenant), (viii) fidelity bonds for personnel, (ix) wages, health insurance, pension payments and other fringe benefits for all employees of Landlord servicing the Shopping Center, (x) maintenance and repair of both structural and non-structural components and base building systems for the Shopping Center, which are the responsibility of Landlord, (xi) security, (xii) utilities necessary for the maintenance and operation of Common Areas, (xiii) insurance premiums and (xiv) professional fees.  Operating Costs shall also include capital improvements, such as the resurfacing or expansion of parking facilities, the installation of energy saving devices and any alterations or improvements to the Shopping Center required by government entities having jurisdiction over the Shopping Center or by Landlord’s insurance carriers or mortgagees, provided that such capital improvements benefit all tenants at the Shopping Center.  Capital improvements shall be paid in accordance with Subsection C of this Section.

(B)
Tenant's Share shall be computed by multiplying Operating Costs by a fraction, the numerator of which shall be the number of square feet of floor area of the Premises and the denominator of which shall be the number of square feet of gross leasable area within the Shopping Center.  In the event that a lawful taxing authority should ever levy or assess taxes against the Premises separate and apart from the Shopping Center, Tenant shall pay one hundred percent (100%) of all such separately assessed taxes upon written demand by Landlord or as otherwise required by law.  Landlord shall not include in Operating Costs any taxes that are separately assessed against the Premises and paid for directly by Tenant.

(C)
As a component of Tenant’s Share, Tenant shall pay for all capital improvements that Landlord shall install or construct, which benefit all of the tenants at the Shopping Center.  The portion of Tenant’s Share attributable to capital improvements shall be based upon the estimated life of the capital investment item and determined in accordance with generally accepted accounting principles.  Furthermore, the portion of Tenant’s Share attributable to capital improvements shall include a cost of capital funds adjustment equal to the rate of interest on the not yet amortized portion of all such costs.  Tenant shall only be obligated to pay for a particular capital improvement during the portion of such capital improvement’s useful life that falls within the Term and the Option Term.

(D)
Tenant shall pay Tenant’s Share for each Lease Year in advance based on estimates made by Landlord, from time to time, on the basis of actual Operating Costs for the preceding year of operations at the Shopping Center.  Tenant's first year estimate of Tenant’s Share of Operating Costs shall be $_______________ per year.  Tenant shall pay to Landlord Tenant’s Share of Operating Costs in equal monthly installments beginning on the Commencement Date, which shall be due and payable at the same time that Fixed Rent is due and payable.  Landlord shall furnish Tenant with a reconciliation sheet showing all amounts charged to and paid by Tenant for Operating Costs and actual Operating Costs within three months after the Lease Year to which such Operating Costs are applicable.  If Operating Costs were underestimated, Tenant shall pay any deficiency, along with the payment of Fixed Rent next due.  If Operating Costs were overestimated, any excess payments shall be credited against the payments of Operating Costs next due under the Lease.

5.	TAXES.

(A)
The term “Taxes” shall include, without limitation, all taxes, public charges and levies of whatever nature directly or indirectly assessed or imposed upon the land, buildings, equipment and improvements constituting the Shopping Center and the rents and income attributable to or generated therefrom, such as all real property taxes, rates, duties and assessments, payroll taxes, sales and use taxes, local improvement taxes and import charges, whether general or special, that are levied, imposed, charged or assessed against the Shopping Center by any lawful taxing authority whether federal, state, county, municipal, school or otherwise (other than income, inheritance and franchise taxes).

(B)
Landlord may contest any and all real estate taxes assessed against the Shopping Center.  If the real estate tax appeal produces a reduction in the amount of the real estate taxes so contested, then Tenant shall receive the portion of any refund, reduction, credit or recovery that is equal to Tenant’s actual share of the contested real estate taxes, less Tenant’s proportionate share of Landlord’s costs and expenses in prosecuting such tax appeal, and the balance shall belong to Landlord.  Alternatively, Tenant shall have the right, as permitted by law and with Landlord’s prior written consent, to contest the real estate taxes applicable to the Shopping Center in the event that Landlord chooses not to do so in any given Lease Year.  If Tenant obtains a refund, reduction, credit or recovery from the taxing authority having assessed the real estate tax being challenged, then Tenant shall have the right to retain the portion of such refund, reduction, credit or recovery equal to Tenant’s actual share of the contested real estate taxes, plus an amount equal to all reasonable costs and expenses incurred by Tenant in prosecuting such tax appeal.

(C)
In addition to Taxes, as defined above, Tenant shall be responsible for the payment of all taxes and assessments levied, assessed or imposed upon Trade Fixtures and Tenant’s furniture, furnishings, merchandise, inventory and other personal property located at the Premises (collectively, “Personal Property Taxes”).  Tenant shall pay one hundred percent (100%) of all Personal Property Taxes upon written demand by Landlord or as otherwise required by law and, if Landlord advances any monies to or on behalf of Tenant in order to pay such Personal Property Taxes, Tenant shall reimburse Landlord for all such advances.  Landlord shall not include Personal Property Taxes in Operating Costs.  Furthermore, Tenant shall comply with the provisions of any law, ordinance, regulation or rule of any lawful taxing authority that requires Tenant to file a report regarding Trade Fixtures and any of Tenant's personal property located at the Premises and, when possible, shall cause all such personal property to be assessed and billed separately from Landlord's property.

(D)
If any beneficiary under a security instrument filed against the Premises shall require Landlord to impound taxes, assessments or insurance premiums on a periodic basis during the Term or the Option Term, then Tenant, upon written notice from Landlord indicating this requirement, shall pay to Landlord all amounts necessary to comply with the said beneficiary's requirements.

6.	SECURITY.

(A)
Tenant shall deposit with Landlord the sum of $21,375.00 upon execution of the Lease as security for the performance of Tenant’s obligations under this Lease (“Deposit”).  The Deposit shall be placed in a non-interest bearing account.  Tenant hereby acknowledges and agrees that Landlord may commingle the Deposit with any other funds or accounts of Landlord and/or security deposits and rent deposits of other tenants at the Shopping Center.

(B)
Landlord may apply all or any part of the Deposit to cure any default by Tenant hereunder and to pay any monies that Landlord may expend or may be required to expend by reason of Tenant’s default without limiting any other right or remedy that Landlord may have pursuant to this Lease or as otherwise provided by law.   If Landlord applies any part of the Deposit to cure any default of Tenant, Tenant shall on demand deposit with Landlord the amount so applied, so that Landlord shall have a full Deposit on hand at all times during the Term and any Option Term.  In the event that the Premises is sold or conveyed to a third party, Landlord shall transfer and deliver the Deposit to the transferee of the Premises and shall notify Tenant thereof and, thereupon, Landlord shall be discharged from any further liability relating to the Deposit.

(C)
If Tenant shall fully perform each provision of this Lease through the first 11 months of the first Lease Year, Landlord shall deduct the sum of $5,343.75 from the Deposit and apply it to the monthly installment of Fixed Rent that shall become due and payable on the first day of the last month of the first Lease Year and, thereafter, Tenant shall be required only to maintain a Deposit in the amount of $16,031.25.  If Tenant shall continue to perform fully each provision of this Lease through the balance of the Term and any Option Term, any portion of the Deposit that has not been appropriated by Landlord shall be returned to Tenant without interest within 30 days after the Lease ends provided that Tenant, at such time, shall have fully and completely vacated the Premises and provided further that Landlord shall not require any portion of the Deposit to repair or replace any damaged conditions at the Premises.

7.
QUIET ENJOYMENT. Landlord shall guarantee to Tenant the quiet, peaceful and uninterrupted possession of the Premises provided that Tenant keeps and performs all obligations and covenants of this Lease on the part of Tenant to be performed.

8.
USE OF COMMON AREAS. Landlord grants to Tenant, its agents, representatives, customers, employees, officers, principals and invitees during the Term and any Option Term an irrevocable, non-exclusive license in common with the other tenants and occupants of the Shopping Center and certain other persons and entities and to itself the right to use and occupy the “Common Areas,” as may be designated from time to time by Landlord subject to the terms and conditions of this Lease and to the “Rules,” as such term is defined herein.  Landlord may at any time and from time to time close temporarily any Common Areas in order to make repairs or modifications to the Common Areas, to effect construction, repairs or changes within the Shopping Center or to discourage non-tenant parking at the Shopping Center, and may do such other acts in and to the Common Areas as in Landlord’s judgment may be necessary or desirable to improve the convenience, efficiency and/or utility of the Common Areas.  If the amount of the Common Areas should ever be diminished, modified, or relocated, Landlord shall not be subject to any liability nor shall Tenant be entitled to any damages or any reduction or abatement of Fixed Rent or any other charges due and payable under this Lease, except as otherwise expressly provided herein.

9.	CONSTRUCTION/POSSESSION.

(A) Except as expressly set forth herein, Tenant agrees to accept possession of the Premises in "as is" condition and hereby acknowledges that no representations or inducements respecting the condition of the Premises have been made to Tenant by Landlord or any of its authorized representatives.  The only work that Landlord agrees to do within the Premises relates to the new divider wall, bathrooms and the HVAC.  Landlord also agrees to deliver the Premises with electrical and plumbing in good working order and shall relocate the existing signage at the Premises, as more particularly set forth in Section 14b.  All tasks described in this Article, which Landlord hereby agrees to perform, hereafter shall be referred to collectively as “Landlord’s Work.”  Landlord acknowledges and agrees that the Premises shall not be delivered to Tenant until Landlord has completed Landlord’s Work and has received all required government approvals for Landlord’s Work.

(B) Landlord anticipates delivering the Premises to Tenant on or about July 1, 2011 (“Delivery Date”).  If Landlord should fail to deliver the Premises by the Delivery Date, then for each day following the Delivery Date that the Premises remains undelivered Landlord shall remit to Tenant, as liquidated damages, a rent abatement equal to one day of Fixed Rent; provided, however, that in such instance Tenant’s pursuit and receipt of such monies shall be Tenant’s exclusive remedy.  The imposition of liquidated damages for delivering the Premises after the Delivery Date is warranted, because the actual damages that Tenant would suffer if such event occurred are mathematically difficult to calculate.  The liquidated damages amount referred to herein constitutes a good faith estimate of the amount of damages that would reasonably compensate Tenant in the event Landlord failed to deliver the Premises by the Delivery Date and is not a penalty.  Notwithstanding anything contained in this Lease to the contrary, should Landlord fail to deliver the Premises by March 1, 2010, Tenant may terminate this Lease without penalty and, in such instance, neither party shall have any further obligation to the other, except as otherwise expressly provided by this Lease; provided, however, that in such instance the termination of this Lease shall be Tenant’s exclusive remedy.

(C) The parties acknowledge that as of the date of this Lease the size of the Premises, as set forth in the recitals above, is approximate and will remain so until the Delivery Date.  In the event that the size of the Premises is greater or less than 2,375 square feet on the Delivery Date, then Landlord shall make an equitable adjustment to Fixed Rent and Tenant’s Share, and such adjustments shall apply from or be retroactive to the Commencement Date.

10.	ALTERATIONS.

(A)
Tenant shall obtain Landlord’s written approval for any alteration, addition or improvement proposed for the Premises prior to commencement of construction and shall construct all such alterations, additions or improvements in a good and workmanlike manner and in full compliance with the terms and conditions of any written approval by Landlord and all applicable zoning laws, building codes and any other applicable laws, rules, regulations or ordinances.  All alterations, additions or improvements to the Premises, except movable furniture and equipment installed at the expense of Tenant shall become the property of Landlord upon the installation thereof, unless Landlord elects otherwise in writing, and at the expiration of this Lease shall be surrendered with the Premises.  Any such alterations, additions or improvements, which Landlord shall determine must be removed at the end of the Term or the Option Term, as may be applicable, shall be removed by Tenant, at its own cost and expense, prior to the expiration of this Lease or if this Lease is terminated before the expiration date, then promptly upon such termination.  Tenant shall be responsible for obtaining any and all permits or approvals for any alterations, additions or improvements, as may be required by law, and shall provide Landlord with copies of all such permits and approvals promptly upon receipt.

(B)
Prior to the commencement of any installation of alterations, additions or improvements in, at or near the Premises by Tenant, Tenant shall provide to Landlord a list of all contractors, subcontractors, sub-subcontractors and suppliers and, following the completion of any such work, Tenant shall furnish Landlord with signed affidavits releasing and waiving any and all liens against the Premises and the Shopping Center from each any every person or entity that provided labor, services or materials for such work.  Tenant shall indemnify Landlord for any and all taxes, fees and/or penalties for which Landlord may be liable due to any failure by Tenant or any person or entity performing work at the Premises to abide by the tax withholding requirements contained at N.J.S.A. 54A:7-1.2.

(C)
This Lease shall not be construed as authorizing any contract for alterations, additions or improvements pursuant to the Construction Lien Law, N.J.S.A. 2A:44A-1, et seq.  As such, any construction liens filed by any person or entity for unpaid work or materials shall attach to Tenant’s leasehold interest in the Premises only.

11.	UTILITY SERVICES AND GARBAGE COLLECTION

(A)
The Premises currently has its own meters or separate connections to measure the consumption of all utilities serving the Premises, except for water and sewer.  Tenant shall be solely responsible to pay for all utilities required, used or consumed in the Premises, including, but not limited to, gas, water (including water for domestic uses and for fire protection), telephone, electricity, sewer service, HVAC maintenance services, or any similar service ("Utility Services").  Tenant shall pay all charges for Utility Services consumed by Tenant directly to each utility or other service provider, except for water and sewer, which shall begin on the Commencement Date.  In light of the fact that water and sewer services are not separately metered at the Premises, Tenant shall pay all charges for water and sewer services that it shall consume to Landlord promptly upon receipt of an invoice from Landlord detailing all such charges.  If Landlord shall elect to supply any of the Utility Services, then Tenant shall pay to Landlord the cost of its utility consumption, along with the cost of installing or retrofitting separate metering devices, if necessary.

(B)
Tenant acknowledges that Landlord shall not provide central compacting and/or removal of solid waste at the Shopping Center and hereby agrees to pay the cost of removing all garbage and refuse generated by or accumulated at the Premises at Tenant’s sole cost and expense.  In the event that Landlord should ever provide or designate a garbage collection service provider for picking up refuse and garbage at the Shopping Center, Tenant shall use such designated garbage collection service provider and shall pay for its proportionate share of the cost for this service.

(C)
Should Tenant fail to pay for any Utility Services or garbage collection charges, Landlord may, but shall not be required to, do so and, in such instance, all amounts paid by Landlord on Tenant’s behalf shall be payable to Landlord as Additional Rent upon Tenant’s receipt of a written notice and demand detailing all such costs and expenses.

12.
INTERRUPTIONS.  Landlord and Tenant hereby agree that Tenant shall not be entitled to an abatement of Fixed Rent or any other charges that may become due and payable under this Lease and Landlord shall not be liable otherwise for any damages to Tenant resulting from any of the following: (a) the quality, quantity, failure, unavailability or disruption of any Utility Services or any other service related to the Premises utilized by Tenant for the operation of its business; (b) the interruption in Tenant’s use or occupancy of the Premises due to causes beyond Landlord’s reasonable control; (c) Landlord’s inspection, alteration, repair or improvement of the Premises; or (d) Tenant’s relocation.

13.
MAINTENANCE BY TENANT. Tenant shall be responsible for the maintenance, cleaning and sanitation of the Premises and shall keep the Premises and all appurtenances thereto clean, safe and in good working order throughout the Term and any Option Term at Tenant’s sole cost and expense, except as otherwise expressly provided herein.  Tenant’s maintenance and care obligations shall include, but shall not be limited to, the repair and, if necessary, the replacement of trade fixtures, mechanical systems serving the Premises, such as the fire sprinkler system and the plumbing, heating, air conditioning, ventilation and electrical systems (except where Landlord has elsewhere specifically committed in writing to maintain these systems), Tenant improvements and all broken glass (with glass of the same size, shape, thickness and quality) in a manner reasonably satisfactory to Landlord.  Tenant shall also redecorate and repaint the Premises when necessary to maintain a clean and orderly appearance during the Lease.

14.	SIGNS, AWNINGS AND CANOPIES.

a.
All signage at the Premises shall conform to applicable local ordinance requirements.  Subject to Landlord’s prior written consent, which shall not be unreasonably withheld, and all applicable government approvals, Tenant shall be permitted to install one façade sign at the Premises; provided, however, that Tenant’s façade sign shall be a “channel letter” sign.  Additionally, Tenant may install on the front façade of the Premises a canopy that contains no advertising or any other message whatsoever subject to Landlord’s written consent, which Landlord may withhold in its sole discretion.  Tenant shall not place or permit to be placed or maintained any other sign, awning or canopy, advertising feature or any other thing of any kind at, in or near the Premises.  In the event that Tenant’s installation or removal of any signs, outdoor fixtures or advertising features shall cause damage to the Premises or any fixture or improvement within the Shopping Center, Tenant shall promptly restore all such damaged fixtures or improvements to a condition that is at least as good as such items were in prior to the occurrence of such damage all at Tenant’s sole cost and expense.  Under no circumstances shall Tenant be permitted to place posters or any other type of signage or advertising message on the storefront window or any other window at the Premises, if any.

b.
The parties acknowledge that the Premises was once part of and has been taken from retail space leased by the tenant, Sherman and Sons, measuring approximately 4,000 square feet (“Sherman Space”).  The parties further acknowledge that as a result of the aforesaid reduction in lease area, Sherman and Sons’ façade sign will have to be modified or relocated.  Landlord agrees to modify or relocate Sherman and Sons’ façade sign, so that it will be situated entirely within Sherman and Sons’ newly configured retail space, as reduced by the removal of the portion of the Sherman Space that now constitutes the Premises.

15.
TENANT SHALL DISCHARGE ALL LIENS. Tenant shall pay promptly all contractors, subcontractors and suppliers for labor and materials provided in connection with any alterations, additions or improvements constructed by Tenant at the Premises and/or any other Shopping Center location in a manner that is consistent with good business practices.  Should any of the contractors, subcontractors or suppliers, who Tenant has permitted to render services, perform labor or supply materials file a construction, mechanics or other lien, encumbrance or charge against the Premises or the Shopping Center, Tenant shall arrange to have such lien discharged within 20 days after Tenant has received written notice of the existence of such lien(s), encumbrance(s) or charge(s).

16.
TENANT RELOCATION.  Landlord, in its sole discretion, shall have the right once during the Lease to change the location of the Premises to other space ("Substituted Premises") within the Shopping Center upon 45 days prior written notice provided that the Substituted Premises shall contain a minimum floor area of approximately the same number of square feet as are contained in the Premises.  Landlord shall bear and pay for the cost and expense of any such relocation.  Tenant shall not be entitled to any compensation or other relief for damages resulting from such relocation, although Landlord shall make a reasonable effort to minimize such interference.  Tenant shall cooperate with Landlord so as to facilitate the prompt completion of Tenant’s relocation by Landlord.  Landlord and Tenant shall, within a reasonable period of time after Tenant’s relocation to the Substituted Premises has been fully effected, execute an amendment to the Lease reciting Tenant’s relocation, Tenant’s acceptance of the condition of the Substituted Premises and any improvements constructed therein and any changes in the Fixed Rent and/or any other charges relating to the Substituted Premises.  Payments of Fixed Rent and any other charges relating to the Substituted Premises shall commence on the earlier of (a) 10 days after Landlord has completed the physical relocation and installation of any necessary improvements in the Substituted Premises or (b) the date that Tenant first opens for business in the Substituted Premises.

17.
MAINTENANCE BY LANDLORD. Landlord shall keep all structural portions of the building in which the Premises is located, including, without limitation, the exterior supporting walls, the foundation and the roof in a reasonable state of repair provided that Tenant shall promptly give Landlord written notice of any damaged, deteriorated or unsanitary conditions existing at the Premises requiring repair or maintenance.  Landlord shall also keep all Common Areas in a reasonable state of repair and shall maintain all such Common Areas in a clean and orderly condition.  Notwithstanding Landlord’s maintenance and care obligations contained in this Article, any repair to, or replacement of, damaged conditions within any portion of the Shopping Center that are due to the fault of Tenant or the fault of any of Tenant’s officers, agents, employees, licensees, customers, invitees or any person or entity for whose acts or omissions Tenant may be liable shall be made by Tenant at Tenant’s sole cost and expense.  All damaged conditions requiring repair or replacement by Tenant hereunder shall be completed to the reasonable satisfaction of Landlord.

18.
HAZARDOUS SUBSTANCES AND MATERIALS. Tenant hereby covenants and agrees that Tenant shall neither (1) violate or permit any of Tenant’s employees, agents, representatives, contractors, subcontractors, suppliers, invitees or licensees or any other persons or entities for whose acts or omissions Tenant may be liable to violate any health or environmental laws or regulations, (2) use, manufacture, release, process, store, treat, handle, discharge or dispose of any medical or hazardous materials or substances, as such terms may be defined under local, state or federal law on, in or under the Premises nor (3) transport to or from the Premises any such materials or substances.  However, Tenant may store and use products at the Premises in de minimis quantities that have been classified as hazardous materials or substances provided that the use and storage of such products is done in conformance with all legal requirements and is reasonably necessitated by Tenant’s regular and customary business activities.

19.
RULES AND REGULATIONS.  Tenant agrees to comply with and observe the rules and regulations (“Rules”) set forth in Exhibit D attached to this Lease and any amendments or supplements thereto that Landlord may from time to time adopt upon notice to Tenant.

20.	COMPLIANCE WITH USA PATRIOT ACT. Tenant hereby makes the following representations:

(A)
Neither Tenant, any person or entity that directly owns a 10% or greater equity interest in Tenant nor any of Tenant’s officers, directors or managing members is a person or entity (each, a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, or other governmental action;

(B)
Tenant’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”);

(C)
Tenant’s activities do not violate the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Patriot Act”); and

(D)
Tenant shall comply with the Executive Order, the Money Laundering Act and the Patriot Act.  If Landlord is advised and/or determines that Tenant is a Prohibited Person, Landlord shall have the right to terminate this Lease and/or take any other actions necessary to comply with the aforesaid legal requirements.  The provisions of this Article shall survive the expiration or earlier termination of this Lease.

21.	TENANT’S INSURANCE COVERAGE.

(A)
Tenant shall maintain at Tenant’s sole cost and expense during the Term and any Option Term public liability insurance covering the Premises in the amount of $1,000,000.00 for injury and/or death to any one person and $2,000,000.00 for injury and/or death to any number of persons in any one accident and property damage insurance in an amount of $500,000.00 in companies authorized to do business in New Jersey and reasonably satisfactory to Landlord.  Tenant shall also keep in force rent insurance, as well as fire and extended coverage insurance for the full replacement value of any alterations, additions and improvements, trade fixtures and Tenant's personal property.  In addition, Tenant shall keep in force workers compensation to the extent required by law and employers liability and contractual liability insurance.

(B)
All such insurance policies shall list Landlord as an additional insured or loss payee, as may be applicable, except for the workers compensation and employers liability policies.  Each insurance policy also shall require the insurer to waive all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by such policy.  At least five days prior to the Commencement Date, Tenant shall deliver to Landlord copies of all insurance policies that Tenant is required to maintain hereunder and certificates or other evidence of insurance for each such policy with an indication that Landlord shall receive at least 30 days prior written notice before the policy or policies in question may be altered or canceled.

22.
INCREASE IN FIRE INSURANCE PREMIUM.  If due to Tenant’s use of the Premises, Landlord cannot obtain or maintain fire insurance for the Shopping Center or any portion thereof in an amount and form reasonably acceptable to Landlord, then Landlord may cancel this Lease on 30 days advance notice to Tenant.  If due to Tenant’s use of the Premises, the fire insurance rate is increased, Tenant shall pay any such increase in the premium to Landlord upon written notice and demand.

23.
INDEMNIFICATION. Tenant hereby agrees to indemnify and hold harmless Landlord against any and all claims, damages, liabilities or expenses, including reasonable attorney’s fees and expenses arising out of (a) the use or occupancy of the Premises or the Shopping Center by Tenant, (b) any and all claims arising from any breach or default in the performance of any obligation of Tenant under the Lease or (c) any act, omission or negligence of Tenant and/or any of Tenant’s employees, agents, officers, principals, representatives, contractors, subcontractors, suppliers, invitees or licensees or any other person or entity for whose acts or omissions Tenant may be liable.

24.
FIRE, EXPLOSION OR OTHER CASUALTY. If any part of the Premises or a material portion of the building in which the Premises is located, which affects Tenant’s use or occupancy of the Premises, is rendered untenantable by fire or other casualty, Landlord may elect (a) to terminate this Lease as of the date of the fire or casualty by notice to Tenant within 90 days after such fire or other casualty or (b) to repair, restore or rehabilitate such building and/or the Premises, as applicable, at Landlord’s expense, in which event this Lease shall not terminate, but Fixed Rent shall be abated on a per diem basis in proportion to the portion of the Premises that is rendered untenantable by the fire or other casualty while such portion of the Premises remains untenable provided that Landlord shall not be obligated to spend an amount of money on such repair or restoration that is in excess of the insurance proceeds recovered or recoverable as a result of such damage.  If such damage is due to an act or omission of Tenant or any person or entity for whose acts or omissions Tenant may be liable, then Landlord shall have the right to seek reimbursement from Tenant for all costs and expenses associated with the repair or restoration of the Premises.  In the event of termination of the Lease pursuant to this Article, Fixed Rent and any other charges that may become due and payable under this Lease shall be apportioned on a per diem basis and paid to the date of the fire or casualty.

25.	CONDEMNATION.

(A)
If the whole of the Premises, or so much thereof as to render the balance unusable by Tenant, shall be taken under power of eminent domain or if any part of the Shopping Center is taken by a condemning authority and the Shopping Center’s continued operation is not, in Landlord's sole opinion, economical, then Landlord shall so advise Tenant in writing and this Lease shall automatically terminate as of the date the condemning authority files a declaration of taking or the Landlord delivers to the condemning authority a deed of conveyance for the property being acquired, as applicable, unless Landlord opts to challenge the condemning authority’s power to condemn, in which case this Lease shall continue in full force and effect until the condemning authority shall take actual possession of the Premises.  If this Lease is terminated, as provided for herein, Tenant shall pay all Fixed Rent and any other charges that shall become due and payable hereunder and perform all other covenants up to the day that Tenant shall surrender the Premises.  In the event of a partial taking by a condemning authority, which does not result in the termination of this Lease, Landlord shall commence to make all reasonably necessary repairs and alterations to the building in which the Premises is located and, if necessary, the Shopping Center, in order to facilitate Tenant’s use of what remains of the Premises.  In such instance, Landlord shall also adjust Fixed Rent, so that Tenant shall pay only for what remains of the Premises and such adjustment shall take effect as of the date that Tenant reopens for business following any such partial taking.  For the purposes of this Article, the terms “condemnation”, “taking” and “eminent domain” shall include conveyances and grants made in anticipation or in lieu thereof.

(B)
Tenant shall make no claim related to or in connection with any total or partial taking and no award for any total or partial taking shall be apportioned between Landlord and Tenant.  Tenant hereby unconditionally assigns to Landlord any award that may be made pursuant to condemnation proceedings and Tenant hereby agrees to execute such instruments of assignment as may be reasonably required by Landlord in any petition for the recovery of such compensation, if requested by Landlord.

26.
DEFAULT.  Tenant shall be in default if (1) Tenant shall fail to pay all or any portion of Fixed Rent or any other charges payable hereunder within five days after such sums have become due and owing, (2) Tenant shall abandon or vacate the Premises or fail to operate Tenant’s business without Landlord’s knowledge and consent for a period of 30 days or more (3) Tenant shall fail to take actions in accordance with the provisions of any written notice from Landlord to remedy a failure on the part of Tenant to perform any of the terms, covenants or conditions hereof (4) Tenant shall make an assignment for the benefit of creditors, (4) a petition for adjudication of bankruptcy or for reorganization is filed by or against Tenant and is not dismissed within 90 days, or a receiver or trustee is appointed for a substantial part of Tenant’s property and such appointment is not vacated within 90 days, (5) Tenant's interest in the Premises under this Lease shall pass to another by operation of law or (6) Tenant shall fail to abide by any of Tenant's obligations hereunder or otherwise shall violate the Rules or any of Tenant’s covenants contained in the Lease and shall fail to cure the same within 30 days following the receipt of written notice from Landlord.

(A)
Upon a default under this Lease by Tenant, Landlord may, at its option and without further notice to Tenant re-enter and retake possession of the Premises and/or terminate this Lease and may, thereupon, in either event remove all persons and property from the Premises either by force or otherwise with or without resort to process of any court.  In addition to the aforesaid rights and remedies, upon default hereunder by Tenant, Landlord may file suit against Tenant for any legal or equitable relief to which Landlord may be entitled under this Lease by law or in equity.

(B)
In the event that Tenant shall abandon or vacate the Premises, Landlord, in lieu of retaking the Premises and seeking damages, may, upon advanced written notice to Tenant, accelerate, and hold Tenant accountable for all unpaid Fixed Rent and any other charges due and/or to become due over the balance of the Term or the Option Term, as may be applicable.  Should Landlord re-let the Premises following Tenant's abandoning and vacating the same, then Tenant shall be liable for all Fixed Rent and any other charges unpaid and owing on the date of such default plus the difference between the Fixed Rent reserved for the balance of the Term or the Option Term, as may be applicable, less the actual rent received under the new lease, which difference shall be discounted to present value at the prime rate published in the Wall Street Journal ("Discount Rate") as of the date of the default.

a.	All amounts due hereunder shall immediately become due and payable and shall bear interest from the date of default at an interest rate of 18% per annum.

b.	Tenant shall be liable for any deficiency between the sums received by Landlord from any re-letting of the Premises and the amounts owed by Tenant to Landlord, as provided herein.

(C)
Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist on all trade fixtures and Tenant’s personal property, including, without limitation, furniture and merchandise to secure payment of any outstanding charges under this Lease and the performance of any other covenants and conditions contained herein and, upon receipt of a written request from Landlord, shall execute and deliver to Landlord a financing statement in accordance with Article 9 of the New Jersey Uniform Commercial Code, N.J.S.A. 12A:9-101, et seq.  Landlord shall have the right to remove and take possession of all such trade fixtures and personal property found in or about the Premises and to sell the same at public or private sale and apply the proceeds thereof to any debts due and payable under this Lease.  Tenant hereby waives any rights Tenant may have under any laws exempting property from execution, levy and sale on distress or judgment.  Landlord shall not be responsible or liable to Tenant for any failure to re-let the Premises or for any failure to collect any rent due upon any such re-letting provided that Landlord has either made a reasonable attempt to do so or taken other reasonable steps to mitigate damages. Tenant expressly acknowledges Landlord's statutory rights pursuant to N.J.S.A. 2A:33-1, et seq. and N.J.S.A. 2A:44-165 et seq., and Tenant expressly waives any obligation on the part of Landlord to file an action in any court to exercise the remedies afforded to Landlord pursuant to such statutes.

27.
ASSIGNMENT AND SUBLETTING. Tenant’s interest in the Premises shall be limited to the use and occupancy thereof in accordance with the provisions of this Lease and shall not be mortgaged, hypothecated, pledged, encumbered or in any manner transferred, assigned or sublet without Landlord’s prior written consent.  Furthermore, Tenant shall not grant licenses for the concurrent use of the Premises and shall not permit the Premises to be used or occupied as desk space or for mailing address purposes by anyone other than Tenant.

28.
SALES AND USE TAXES. Should Landlord acquire any of Tenant’s business assets or personal property by operation of law or pursuant to the terms and conditions of this Lease, Tenant shall indemnify Landlord for a any sales and use taxes or any other taxes that may become due and payable on account of any such transfer; provided, however, that if any such transfer shall require the delivery of notice to the Division of Taxation or the satisfaction of other legal requirements pursuant to the Sales and Use Tax Act, N.J.S.A. 54:32B-1, et seq., or otherwise, then the transfer shall not take effect and Landlord shall be deemed not to have taken possession of any of Tenant’s assets or property until such time as Landlord or Tenant shall have complied with all such notice and/or other legal requirements.

29.
RIGHT OF ENTRY.  Landlord, its officers, agents or representatives shall have the right to enter into and upon the Premises at all reasonable times (and at any time during a bona fide emergency) to inspect the Premises, to exhibit the Premises to prospective purchasers of the Shopping Center or to make such repairs or alterations as Landlord may deem necessary or desirable.  In addition, during the six months prior to the expiration of the Term or the Option Term, as may be applicable, Landlord may exhibit the Premises to prospective tenants and place upon the Premises the usual "To Let" or "For Sale" notices, which Tenant shall permit to remain thereon without molestation.

30.
NOTICES GENERALLY. All notices given under this Lease must be in writing.  Each party must accept and claim the notices given by the other.  Notices may be given by (a) same day courier service, (b) certified mail, return receipt requested, or (c) nationally recognized overnight delivery service.  Notices shall be addressed to Landlord at the address given for Landlord on the first page of this Lease and to the Tenant at the Premises.  Notices shall be effective upon the first attempt at delivery provided that the party sending such notice obtains proof of attempted delivery.

31.
ATTORNMENT. Tenant shall attorn and be bound to any ground lessor or mortgagee of the Premises, the Shopping Center or the property on which the Shopping Center is located or purchaser at foreclosure sale and shall recognize any such ground lessor, mortgagee or foreclosure sale purchaser as landlord under the Lease without requiring execution of any further instruments immediately upon any such transfer of any such interest of Landlord.  Tenant agrees to execute and deliver to such ground lessor, mortgagee or foreclosure sale purchaser any instrument reasonably requested by it to evidence such attornment.

32.	SUBORDINATION.

(A)
Tenant agrees and acknowledges that the Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust or other encumbrance in the nature of a mortgage, which may now or hereafter encumber the Premises, the Shopping Center or the property on which the Shopping Center is located and any renewals, modifications, consolidations, replacements or extensions.  Tenant shall execute and deliver any instrument that the holder of any such interest may require confirming Tenant’s agreement to subordinate the Lease, as required by this Article, promptly upon receipt of a written request from Landlord.

(B)
In the event that any of Landlord’s ground lessors or mortgagees of the Premises, the Shopping Center or the property on which the Shopping Center is located (or any person or entity to whom any such interests may subsequently be assigned) shall notify Tenant of a default under a given ground lease or mortgage and demand that Tenant pay all sums due under the Lease to such ground lessor or mortgagee, Tenant shall honor such demand without inquiry and make all such payments required under the Lease directly to the ground lessor or mortgagee, as applicable, or as otherwise required pursuant to such notice and shall not thereby incur any obligation or liability to Landlord by reason of making payments in such fashion provided that Tenant shall promptly supply Landlord with a copy of each such payment.

33.
ESTOPPEL CERTIFICATE. Upon Landlord’s request, Tenant shall deliver to Landlord in a form that is reasonably acceptable to Landlord an estoppel certificate certifying, at a minimum, to the following information: (1) the Commencement Date and the Lease expiration date; (2) the basic details of any amendments or other modifications to the Lease or a statement that the Lease is unmodified and, in either event, that the Lease is in full force and effect; (3) the absence of any default under the Lease on the part of Landlord or, if Tenant cannot make this statement, an outline of each and every alleged default; (4) the absence of any defenses to the enforcement of the Lease and the absence of any offsets against amounts due and payable under the Lease or, if Tenant cannot make this statement, an outline of each and every defense and offset claimed by Tenant; and (5) the date up to which Fixed Rent and any other charges due and payable under the Lease have been paid.  Any estoppel certificate requested by Landlord shall be delivered to Landlord within 10 days after Tenant’s receipt of Landlord’s written request.  Tenant recognizes that any such certificate may be given to and relied upon by Landlord and/or any prospective purchaser, mortgagee or other current or prospective holder of an interest in the Premises, the Shopping Center or the property on which the Shopping Center is located.  Tenant hereby irrevocably constitutes and appoints Landlord as attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant.

34.
REMOVAL OF IMPROVEMENTS AND OTHER PROPERTY; SURRENDER OF LEASED PREMISES BY TENANT.  No less than 60 days prior to the expiration of the Lease, Tenant shall serve upon Landlord a written request for an order from Landlord itemizing each improvement installed by Tenant within the Premises that is to be removed upon Tenant’s vacating and surrendering the Premises.  Landlord shall serve upon Tenant a response to Tenant’s request no later than 15 days prior to the scheduled expiration date under the Lease and, upon receipt, Tenant shall remove all the unwanted improvements, if any, from the Premises and repair all damage to the Premises caused by any such removal all at Tenant’s sole cost and expense.  At the expiration of this Lease, Tenant shall surrender the Premises in the same condition as it was in upon delivery of possession under this Lease, except for reasonable wear and tear and as otherwise provided herein, and shall deliver all keys to Landlord.  In addition, Tenant shall remove all of its personal property and trade fixtures, if any, and shall repair any damage caused thereby before vacating and surrendering the Premises.  If Tenant shall fail to remove its property upon the expiration or earlier termination of this Lease, all such belongings shall be deemed abandoned and shall become the property of Landlord.

35.	HOLDING OVER.

(A)
Should Tenant, with Landlord's written consent, holdover at the end of the Term, Tenant shall become a Tenant at will and any such holdover shall be construed as an extension of this Lease upon all of the same terms and conditions in effect at the end of the Term for a term expiring on the last day of the month next following the month in which this Lease expired and occupation of the Premises by Tenant thereafter shall operate to extend the Lease for one month at a time.  In such event, if either Landlord or Tenant shall desire to terminate the month-to-month lease arrangements at the end of any month following the expiration or termination of the Lease, the party so desiring this result shall serve upon the other party 30 days advance written notice; provided, however, that in the event Tenant shall continue to holdover after Landlord shall give notice of termination of the month-to-month tenancy, such continued holdover by Tenant shall be deemed immediately a tenancy at sufferance and not a tenancy at will and shall be deemed a tenancy without consent and shall not be subject to that portion of this holdover provision that automatically gives rise to a month-to-month tenancy.

(B)
Should Tenant hold over at the end of the Lease without Landlord's written consent, Tenant shall pay Landlord a sum equal to twice the amount of Fixed Rent that was due at the end of the Term or the Option Term, as may be applicable, each month that Tenant shall so retain possession of the Premises provided that Landlord’s acceptance of double rent shall not be interpreted as a grant of permission to Tenant to continue in possession of the Premises.  For as long as Landlord shall tolerate Tenant’s holdover all of the terms and conditions in effect under the Lease at the end of the Term or the Option Term, as may be applicable, shall continue in full force and effect (except for Fixed Rent, which shall be as stated in the first sentence of this Section).

(C)	Any continued occupancy by Tenant, whether it shall be an initial holdover or a continued holdover after notice of termination shall not defeat Landlord’s right to possession of the Premises.

36.
WAIVER. A waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver shall be in writing and signed by Landlord.

37.
ENTIRE AGREEMENT.  This Lease and all exhibits attached hereto and forming a part hereof contain all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth.  All of the recitals contained in the preamble to this Lease are part of this Lease.  No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by both of them.

38.
FORCE MAJEURE.  Landlord shall be excused from the performance of any obligations under this Lease when Landlord is prevented from doing so by a cause or causes beyond Landlord’s reasonable control, which shall include, without limitation, labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing or any act of God.

39.
CAPTIONS AND SECTION NUMBERS.  The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way shall define, limit, construe or describe the scope or intent of such captions, sections or articles or otherwise affect this Lease.

40.
PARTIAL INVALIDITY.  If any condition, term or agreement contained in this Lease is deemed to be contrary to law by a court of competent jurisdiction, the remainder of the Lease shall not be affected thereby and shall remain in full force and effect.

41.
EXECUTION OF LEASE. The parties hereby warrant and represent that they are organized under the laws of the State of New Jersey or otherwise are authorized to operate in the State of New Jersey. The parties further represent that through their respective officers they have executed all necessary consents and resolutions to enter into this Lease and that all officers necessary to bind the parties to this Lease have placed their signatures below.  This Lease shall become effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

42.	APPLICABLE LAW. The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease.

43.
SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, executors, successors and assigns.

44.
SURVIVAL OF OBLIGATIONS.  In addition to any provisions herein that expressly state they shall survive the expiration or earlier termination of this Lease, any provisions hereof that require Tenant either to pay any sum, to repair or restore damaged conditions or to indemnify Landlord or any other person or entity shall also survive the expiration or earlier termination of this Lease.

45.
LANDLORD’S LIABILITY.  Notwithstanding any contrary provision contained herein, there shall be no personal liability of Landlord or any member, partner, stockholder, officer, director or principal of Landlord in connection with this Lease.  It is expressly understood and agreed that Tenant shall look solely to the equity of Landlord in the Shopping Center for the collection of any judgment that Tenant may obtain against Landlord.  No other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other procedures for the satisfaction of any of Tenant's remedies.

46.	COUNTERPARTS. The parties may sign this Lease in counterparts with the same effect as if each signature were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

LANDLORD:
FLEMINGTON MALL, LLC
By:	Seven Cousins Three, Inc.,
Manager

_____________________________	By: _____________________________
Attest/Witness	Scott Plapinger, President

TENANT:
SPEECHSWITCH, INC., t/a GREENSMART
(Tax Identification #___________)

_____________________________	By: _____________________________
Attest/Witness

_____________________________	By: _____________________________
Attest/Witness

EXHIBIT A

SITE PLAN

EXHIBIT B

STORE LAYOUT PLAN

EXHIBIT C

OTHER TENANT EXCLUSIVES

EXHIBIT D

RULES

OPERATING RULES AND REGULATIONS
FOR
FLEMINGTON MALL

(1) All loading and unloading of goods shall be done only at such times, in the areas, and through the entrances designated for such purposes by Landlord.

(2) All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Premises prepared for collection in the manner and at the times and places specified by Landlord.  If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use the same at Tenant's sole cost and expense.  Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.  Tenant agrees to keep all accumulated rubbish in covered containers and to have the same removed regularly.

(3) No radio or television or other similar device shall be installed without first obtaining Landlord's written consent in each instance.  No aerial shall be erected on the roof or exterior walls of the Premises or on the grounds without, in each instance, the written consent of Landlord.

(4) No loud speakers, televisions, photographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises.

(5) The exterior areas immediately adjoining the Premises shall be kept clean and free from snow, ice, dirt and rubbish by Tenant to the reasonable satisfaction of Landlord and Tenant shall not place or permit any obstructions or merchandise in such areas.

(6) Tenant and Tenant's employees shall park their cars only in those parking areas designated for that purpose by Landlord.  Tenant shall furnish Landlord with State automobile license numbers assigned to all vehicles that Tenant expects will be parked at the Shopping Center by Tenant and Tenant's employees within five days after the Commencement Date and, thereafter, shall notify Landlord of any changes in the number of, or the license number identification for, such vehicles within five days after such changes occur.  In the event that Tenant or any of Tenant’s employees shall fail to park their vehicles in designated parking areas, as aforesaid, then Landlord at its option may charge Tenant Ten Dollars ($10.00) per day for each vehicle parked in any location other than such designated areas.

(7) Tenant shall use at Tenant's sole cost and expense such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

(8) Tenant shall not burn any trash or garbage of any kind in or about the Premises, the Shopping Center, or within one mile of the outside property lines of the Shopping Center.

(9) Tenant shall not make noises, cause disturbances or create odors, which may be offensive to Landlord, other tenants of the Shopping Center or their officers, employees, agents, representatives, servants, customers, licensees or invitees.

(10) Tenant shall not commit or allow to be committed any waste upon the Premises or any nuisance or other act or thing, which may disturb Landlord’s or any other tenant’s quiet enjoyment of the Shopping Center, or which may disturb any person within 500 feet of the boundaries of the Shopping Center.  The conduct prohibited by this rule shall include, without limitation, smoking and general loitering by employees, officers and principals of Tenant on the sidewalks or in the parking lots located alongside or near the front entrances to retail units within each of the buildings making up the Shopping Center.  Tenant shall restrict all smoking and general loitering to the areas alongside or near the rear entrance to the Premises.  Furthermore, all employees, officers and principals of Tenant shall confine the places where they take lunch and other breaks to designated areas within the Premises and areas alongside or near the rear entrance to the Premises.

(11) Tenant shall, at Tenant's sole cost and expense, comply with all of the laws, rules, regulations and other requirements of all county, municipal, state, federal and other applicable governmental authorities, which are now in force or may hereafter be in force pertaining to the Premises and its use or occupancy of the Premises.

(12) Tenant agrees that Landlord shall have the right to prohibit the continued use by Tenant of any unethical or unfair method of business operation, advertising or interior display, if, in Landlord's opinion, the continued use thereof would impair the reputation of the Shopping Center as a desirable place to shop or is otherwise out of harmony with the general character thereof, and upon written notice from Landlord, Tenant shall forthwith refrain from or discontinue such activities.  Tenant is specifically prohibited from the display or sale of anything that could be considered X-rated, obscene, pornographic, lewd or immoral, including, without limitation, magazines, books, newspapers, films or other related products, which display or depict nude photographs, sexual devices, objects depicting genitalia and any other similar items.  Furthermore, Tenant is prohibited from the display or sale of such items and other similar items or services commonly associated with adult bookstores, peepshows and massage parlors.

(13) Except as otherwise provided herein, Tenant shall keep and maintain in full force and effect a service contract covering maintenance, repair and replacement of parts for the heating, ventilating and air conditioning unit installed by Landlord in the Premises.  Such contract shall be reasonably acceptable to Landlord as to form and substance and Tenant shall give evidence of its existence to Landlord prior to the Commencement Date.  Tenant shall keep and maintain in full force and effect, a monthly service contract to clean and degrease all of Tenant's exhaust equipment, if any, and shall design or caused to be designed a proper grease filtering system for all roof exhaust equipment and fixtures serving the Premises.  If Landlord shall elect to enter into an HVAC service contract directly with an independent service contractor, Landlord may add all such costs and expenses to Tenant’s Share or Gross Rent, as may be applicable.  Landlord shall notify Tenant in writing of Landlord’s intent to assume the responsibility of maintaining the HVAC system serving the Premises and the estimated charge that will be added to Tenant’s Share or Gross Rent.

(14) Tenant shall take no action that would violate Landlord's labor contracts, if any, affecting the Shopping Center, or create any work stoppage, picketing, labor distribution or dispute, or any interference with the business of the Landlord or any tenant or occupant in the Shopping Center or with the rights and privileges of any customer or other person(s) lawfully in and upon said Shopping Center or cause any impairment or reduction of the goodwill of the Shopping Center.

(15) Tenant shall install and maintain any fire extinguishing apparatus required by applicable law or regulations or the requirements of insurance underwriters.

(16) Tenant shall not conduct or permit any fire, bankruptcy, auction or "going out of business" sale (whether real or fictitious) at the Premises.

(17) Tenant shall neither solicit business nor distribute advertising or promotional matter in the Common Areas.  Furthermore, Tenant shall not utilize the Common Areas for business purposes, including, without limitation, the display, sale or storage of merchandise, unless Tenant first obtains Landlord’s written consent.

(18) Tenant shall not display any signs or posters of any kind in its storefront windows or in any other windows at the Premises.

(19) Tenant shall not operate on the Premises or in any part of the Shopping Center any coin or token operated vending machine or similar device, including, without limitation, pay telephones, pay toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes or other merchandise and/or commodities.  Furthermore, Tenant shall not install a state authorized lottery machine or have any other state authorized gambling or lotteries within the Premises, unless Tenant first obtains Landlord’s written consent.

(20) Tenant shall not cause or permit the Premises to be used in a manner that would in any way (a) violate the provisions of any grant, lease or mortgage to which this Lease is or may be subordinate, (b) make void or voidable, or increase the premiums of, any fire, liability or other insurance policy covering the Premises or the Shopping Center or (c) make it extraordinarily difficult for Landlord or any tenant at the Shopping Center to obtain insurance from reputable insurance carriers authorized to do business in New Jersey at standard rates.